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                                                                     Exhibit 5.3

                    [LETTERHEAD OF PERKINS SMITH & COHEN LLP]




December 15, 2004

Western Silver Corporation
Suite 1550, 1185 West Georgia Street
Vancouver, British Columbia
Canada V6E 4E6

RE: WESTERN SILVER CORPORATION (THE "COMPANY") REGISTRATION STATEMENT ON FORM F-10 (NO. 333-120799)

Ladies and Gentlemen:

We have acted as United States counsel to the Company in connection with the filing of a registration statement on Form F-10, as amended (the "Registration Statement"), with the Securities and Exchange Commission for the registration of the Company's common shares.

In connection with that registration, we consent to the reference to our opinions under the heading "Certain United States Federal Income Tax Considerations" in the Registration Statement. In addition, we consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the United States Securities Act of 1933 or the rules and regulations thereunder.

                                             Very truly yours,



                                             /s/ Perkins Smith & Cohen LLP



                      [FOOTER OF PERKINS SMITH & COHEN LLP]